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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 2009

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                       GOLDEN RIVER RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

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            Delaware                0-16097                98-007697
  (State or Other Jurisdiction    (Commission          (I.R.S. Employer
        of Incorporation)         File Number)        Identification No.)

         Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
               (Address of Principal Executive Office) (Zip Code)

                                 61-3-8532-2860
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01:   Completion of Acquisition or Disposition of Assets

       On March 17, 2009, Golden River Resources Corporation, a Delaware corporation (the "Company"), entered into an agreement with Acadian Mining Corporation (TSX: ADA) ("Acadian") to subscribe in a private placement transaction for up to 338,111,334 common shares ("Offering") in Acadian for aggregate gross investment of up to C$10 million. The Offering is contemplated to close in two or more tranches.

       Pursuant to this agreement and the receipt of approval from the Toronto Stock Exchange, the Company and Acadian completed the first tranche of the offering with Acadian issuing 17,053,205 shares of common stock to the Company in exchange for C$447,457.34, taking the Company's interest in Acadian to 9.99%.

       For more information regarding the Agreement, please see the Company's Current Report on Form 8-K filed March 20, 2009, which is incorporated herein by reference.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GOLDEN RIVER RESOURCES CORPORATION (Company)

                         By:   /s/ Peter Lee
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                               Peter Lee
                               Secretary


Dated: April 6, 2009